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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): JULY 30, 2002
                                                           -------------


                                  GENUITY INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                     000-30837                74-2864824
 ---------------------------  ----------------------------   -----------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


    225 PRESIDENTIAL WAY, WOBURN, MA                                01801
  ------------------------------------                           ----------
 (Address of Principal Executive Offices)                        (Zip Code)



       Registrant's Telephone Number, including Area Code: (781) 865-2000
                                                           --------------






                           This is Page 1 of 4 Pages.
                        Exhibit Index appears on Page 4.


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ITEM 5.  OTHER EVENTS

On July 29, 2002, Genuity Inc., a Delaware corporation, announced that the global consortium of banks that provided the company with a $2 billion line of credit had agreed to a two-week standstill while negotiations continue to revise the company's credit facility. As a part of the standstill agreement, the company made a payment of $100 million to the banks that funded under its recent draw, bringing its currently available cash to approximately $1.2 billion.

Genuity also announced today that it has retained Lazard Freres & Co. as its financial advisor, and that Michael Masin, a vice chairman of Verizon Communications, has resigned from Genuity's board of directors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      EXHIBITS.
                  ---------

                  99.1     Press Release dated July 29, 2002 of Genuity Inc.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          GENUITY INC.


                          By:           /s/ Daniel P. O'Brien
                             --------------------------------------------------
                               Name:    Daniel P. O'Brien
                               Title:   Executive Vice President and
                                        Chief Financial Officer


Date:  July 30, 2002


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                                  EXHIBIT INDEX

Exhibit No.                   Description of Exhibits                      Page
-----------                   -----------------------                      ----

     99.1         Press Release dated July 29, 2002 of Genuity Inc.          5